SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
filed pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2002

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-7111

N/A

(Former name or former address, if changed since last report.)

Page 1 of 4 Pages
Exhibit Index on Page 4

Item	5. Other Events.

On December 4, 2002, Deluxe Corporation, a Minnesota corporation (the “Company”) agreed to sell $300,000,000 principal amount of its 5.00 % Senior Notes due 2012 (the “Notes”), pursuant to an Underwriting Agreement and applicable Pricing Agreement, each dated December 4, 2002, by and among the Company, Goldman, Sachs & Co. and Credit Suisse First Boston, as representatives of the several Underwriters, to be issued under the Company’s previously filed Registration Statement on Form S-3 (File No. 33-62041) (the “Registration Statement”).

Item	7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed as part of this report and as exhibits to the Registration Statement.

1.1
Underwriting Agreement and applicable Pricing Agreement, each dated December 4, 2002, by and among the Company, Goldman, Sachs & Co. and Credit Suisse First Boston, as representatives of the several Underwriters.

4.1
First Supplemental Indenture dated as of December 4, 2002, by and between the Company and Wells Fargo Bank Minnesota, N.A. (formerly, Norwest Bank Minnesota, National Association), a national banking association as trustee.

4.2	Officers’ Certificate and Company Order dated December 4, 2002, including form of 5.00% Senior Note due 2012.

5.1	Opinion of Dorsey & Whitney LLP.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 4, 2002

DELUXE CORPORATION

/s/ ANTHONY C. SCARFONE
Anthony C. Scarfone Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

(c)	Exhibits

Page No.
1.1
Underwriting Agreement and applicable Pricing Agreement, each dated December 4, 2002, by and among the Company, Goldman, Sachs & Co. and Credit Suisse First Boston, as representatives of the several Underwriters.

4.1
First Supplemental Indenture dated as of December 4, 2002, by and between the Company and Wells Fargo Bank Minnesota, N.A. (formerly, Norwest Bank Minnesota, National Association), a national banking association as trustee.

4.2	Officers’ Certificate and Company Order dated December 4, 2002, including form of 5.00% Senior Notes due 2012.

5.1	Opinion of Dorsey & Whitney LLP.

4